SECOND SUPPLEMENT AND AMENDMENT TO DEPOSIT AGREEMENT

SECOND SUPPLEMENT AND AMENDMENT TO DEPOSIT AGREEMENT, dated as of August , 2006 (this "Agreement"), to the Amended and Restated Deposit Agreement dated as of February 12, 1999 and previously supplemented and amended as of October 25, 2002 (as so supplemented and amended, the "Deposit Agreement") among Invensys Plc (the "Company"), Deutsche Bank Trust Company Americas, an indirect wholly owned subsidiary of Deutsche Bank AG, in its capacity as the successor depositary (the "Depositary"), and all Owners and Beneficial Owners from time to time of American Depositary Receipts issued thereunder.

WITNESSETH THAT:

WHEREAS, the Company and the Depositary desire to amend and supplement the terms of the Deposit Agreement and form of Receipts to reflect a change in the number of Shares represented by each American Depositary Share.

NOW, THEREFORE, the Company and the Depositary hereby amend and supplement the Receipts and the Deposit Agreement, effective as of the Effective Date set forth in Section 5.01 hereof, as follows:

ARTICLE I

DEFINITIONS

Section 1.01   Definitions Generally. Unless otherwise defined in this Agreement, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

ARTICLE II

AMENDMENTS TO DEPOSIT AGREEMENT

The ratio of Shares per American Depositary Share set forth in the Deposit Agreement is amended so that after the Effective Date, each American Depositary Share represents one Share.

ARTICLE III

AMENDMENTS TO FORM OF RECEIPT

The ratio of Shares per American Depositary Share set forth in the Deposit Agreement is amended so that after the Effective Date, each American Depositary Share represents one Share.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01   Representations and Warranties of the Company. The Company represents and warrants to each of the Depositary and the Owners, that this Agreement, when executed and delivered by the Company, and the Deposit Agreement, as amended and supplemented by this Agreement and all other documentation executed and delivered by the Company in connection therewith, will be duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

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Section 4.02        Representations and Warranties of the Depositary. The Depositary represents and warrants to each of the Company and the Owners, that this Agreement, when executed and delivered by Depositary, and the Deposit Agreement, as amended and supplemented by this Agreement and all other documentation executed and delivered by the Depositary in connection therewith will be duly and validly authorized, executed and delivered by the Depositary, and constitute the legal, valid and binding obligations of the Depositary, enforceable against the Depositary in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

ARTICLE V

MISCELLANEOUS

Section 5.01   Effective Date. This Agreement is dated as of the date set forth above and shall be effective as of the time of effectiveness of the Post-Effective Amendment to Registration Statement on Form F-6 to be filed by the Depositary on behalf of the legal entity created by the Deposit Agreement, as amended (the "Effective Date"). From and after the Effective Date, all references in the Deposit Agreement and the Form of Receipt shall be deemed to be references to the Deposit Agreement and Form of Receipt, as amended and supplemented by this Agreement.

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Section 5.02   Outstanding Receipts. Receipts issued prior to the date hereof, which do not reflect the changes to the Receipts effected hereby, will need to be exchanged for new Receipts which reflect the amended ratio. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

Owners and Beneficial Owners of Receipts issued pursuant to the Deposit Agreement issued prior to the date hereof and outstanding as of the date hereof, shall, from and after the date hereof, be deemed Owners and Beneficial Owners of Receipts issued pursuant and be subject to all of the terms and conditions of the Deposit Agreement, as amended and supplemented by this Agreement, in all respects.

Section 5.03   Indemnification. The parties hereto shall be entitled to the benefits of the indemnification provisions of Section 5.08 of the Deposit Agreement in connection with any and all liability it or they may incur as a result of the terms of this Agreement and the transactions contemplated herein.

Section 5.04   Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

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Section 5.05   Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and the Depositary have caused this Agreement to be executed by representatives hereunto duly authorized as of the date set forth above.

Invensys Plc
The Common Seal of Invensys Plc., as the Company, was affixed hereto in the presence of
By:
Name: Title: Authorized Signatory

By:
Name: Title: Authorized Signatory

DEUTSCHE BANK TRUST COMPANY AMERICAS, as the Depositary

By:
Name: Title:

By:
Name: Title:

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Exhibit A to

Supplement and Amendment to Deposit Agreement

AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents one deposited Share)

DEUTSCHE BANK TRUST COMPANY AMERICAS
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF
INVENSYS PLC (F/K/A BTR SIEBE PLC)
(A PUBLIC LIMITED COMPANY ORGANIZED UNDER THE LAWS OF ENGLAND AND WALES)

DEUTSCHE BANK TRUST COMPANY AMERICAS, a bank organized under the laws of the State of New York, as depositary (hereinafter called the "Depositary"), hereby certifies that or registered assigns IS THE OWNER OF   American Depositary Shares, representing deposited ordinary shares in registered form only (herein called "Shares") of Invensys plc (f/k/a BTR Siebe plc), a public limited company organized under the laws of England and Wales (herein called the "Company"). At the date hereof, each American Depositary Share represents one (1) Share which is either deposited or subject to deposit under the Deposit Agreement at the office of Deutsche Bank AG, London (herein called the "Custodian").

THE DEPOSITARY’S CORPORATE TRUST OFFICE ADDRESS IS
60 WALL STREET, NEW YORK, N.Y. 10005

(1)  THE DEPOSIT AGREEMENT. This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the amended and restated deposit agreement, dated as of February 12, 1999, as further amended from time to time (herein called the "Deposit Agreement"), by and among the Company, the Depositary, and all Owners and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting this Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect or in lieu of the Shares deposited or deemed to be deposited thereunder and any and all other securities, property and cash from time to time received in respect or in lieu of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in The City of New York and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

(2)  SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES. Upon surrender at the Corporate Trust Office of the Depositary of this Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.09 of the Deposit Agreement and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Deposit Agreement, the Articles, the Deposited Securities and applicable law, the Owner of such Receipt acting for itself or on behalf of the Beneficial Owner, as the case may be, shall be entitled to delivery, to him or upon his order of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt or such beneficial interest. Delivery of such Deposited Securities may be made by the delivery of (x) certificates in the name of such Owner or as ordered by him or certificates properly endorsed or accompanied by a proper instrument or instruments of transfer to such Owner or as ordered by him, and (y) any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

Notwithstanding any other provision of the Deposit Agreement or the Receipts, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.

A Receipt surrendered under Section 2.05 of the Deposit Agreement for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by a proper instrument or instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the London, England office of such Custodian, subject to Sections 2.06, 3.01 and 3.02 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering a Receipt or any Beneficial Owner submitting such written instructions for delivery, and for the account of such Owner or Beneficial Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Owner, by air courier, cable, telex or facsimile transmission.

(3)  TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS. The Depositary, subject to the terms and conditions of the Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto. Notwithstanding anything in this Receipt or the Deposit Agreement to the contrary, to the extent the Depositary so desires, American Depositary Shares shall be evidenced by Receipts reflected on the direct registration system unless certificated Receipts are specifically requested by the Owner.

This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities or the adjustment of the Depositary's records to reflect the deposit of Shares or any such transfer, split-up, combination, surrender or withdrawal, the Depositary, Company, Custodian or Registrar may require payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee or conversion fee, if any, with respect thereto (including any such tax or charge and fee with respect to the Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement, including, without limitation, Section 2.06 thereof.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or deposits of Shares may be refused, or the transfer of Receipts in particular instances may be refused or the registration of transfer, split-up or combination of outstanding Receipts, may be suspended generally or in particular instances, during any period when the transfer books of the Depositary or the Company or the Foreign Registrar, if applicable, are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or for any other reason, subject to the provisions of Section 7.07 of the Deposit Agreement. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

(4)  LIABILITY OF OWNER FOR TAXES. If any tax or other governmental charge shall become payable with respect to this Receipt or any Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, such tax or other governmental charge will be payable by the Owner hereof to the Depositary. The Depositary may refuse to effect registration of transfer of this Receipt (or any split-up or combination hereof) or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by this Receipt until such payment is made, and may withhold any dividends or other distributions in respect of any Deposited Securities, or may sell for the account of the Owner or Beneficial Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner hereof will remain liable for any deficiency.

(5)  WARRANTIES OF DEPOSITORS. Every person depositing Shares under the Deposit Agreement will be deemed thereby to represent and warrant, in addition to such representations and warranties as may be required pursuant to Section 2.02 of the Deposit Agreement, that such Shares and each certificate therefor are validly issued, fully paid, nonassessable, and free of any preemptive rights of the holders of outstanding Shares and that the person making such deposit is duly authorized to do so. Every such person shall also be deemed to represent that the deposit of such Shares and the sale of Receipts evidencing American Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933. Such representations and warranties will survive the deposit of such Shares and issuance of Receipts.

(6)  FILING PROOFS, CERTIFICATES AND OTHER INFORMATION. Any person presenting Shares for deposit or any Owner or Beneficial Owner of this Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, proof of the identity of any person legally or beneficially interested in this Receipt and the nature of such interest, proof of compliance with all applicable laws and regulations and provisions of or governing Deposited Securities and the terms of the Deposit Agreement or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, of the Shares presented for deposit or other information, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper. The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or distribution of rights or of the sale proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of the United Kingdom and that any necessary approval has been granted by any governmental body in the United Kingdom which is then performing the function of the regulation of currency exchange or any other function which requires approval for the deposit of Shares.

The Depositary shall refuse to accept Shares for deposit whenever it is notified in writing that such deposit would result in any violation of applicable laws.

(7)  CHARGES OF DEPOSITARY. (a) The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar (which, for the avoidance of doubt shall exclude all charges, fees and expenses payable pursuant to Section 5.09(b) of the Deposit Agreement) only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses, if any, to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

For the avoidance of doubt, the parties acknowledge that the Company shall not be responsible under this Agreement, among other things, for any charges payable pursuant to Section 5.09(b) of the Deposit Agreement.

(b) The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 of the Deposit Agreement), whichever applicable: (1) taxes and other governmental charges (including without limitations the United Kingdom stamp duty and stamp duty reserve tax and any similar duties or taxes), (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 of the Deposit Agreement, and the surrender of Receipts pursuant to Section 2.05 or 6.02 of the Deposit Agreement, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement including, but not limited to, Sections 4.1 through 4.4 thereof, (7) a fee of $1.50 or less per certificate for a Receipt or Receipts for transfers made pursuant to Section 2.04 of the Deposit Agreement and (8) a fee for the distribution of securities pursuant to Section 4.02 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (8) treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Owners.

(c) The Depositary, subject to Section 2.09 of the Deposit Agreement, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

(8)  PRE-RELEASE OF RECEIPTS. The Depositary may issue Receipts against the delivery by the Company (or any agent of the Company recording Share ownership) of rights to receive Shares from the Company (or any such agent). No such issue of Receipts will be deemed a "Pre-Release" that is subject to the restrictions of the following paragraph.

The Depositary shall not deliver Shares under the Deposit Agreement except upon receipt and cancellation of Receipts. Unless requested in writing by the Company to cease doing so, the Depositary may, notwithstanding Section 2.03 of the Deposit Agreement, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement ("Pre-Release"). The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered (the "Pre-Releasee") that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into under the Deposit Agreement with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities under the Deposit Agreement).

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

(9)  TITLE TO RECEIPTS. Title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by a proper instrument or instruments of transfer and transferred in accordance with the terms of the Deposit Agreement, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Owner hereof as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement to any holder of this Receipt, unless such holder is the Owner hereof.

(10)  VALIDITY OF RECEIPT. This Receipt will not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary, and if a Registrar (other than the Depositary) for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar.

(11)  REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company currently furnishes the Securities and Exchange Commission (hereinafter called the “Commission”) with certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act of 1934. Such reports and communications will be available for inspection and copying by holders and Owners at the public reference facilities maintained by the Commission located at 100 F Street N.E., Washington, D.C. 20549.

The Depositary will make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. If requested by the Company, the Depositary shall also send to the Owners copies of such reports when furnished by the Company pursuant to Section 5.06 of the Deposit Agreement. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

The Depositary shall keep books at its Corporate Trust Office for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement.

(12)  DIVIDENDS AND DISTRIBUTIONS. Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, if such cash is received in Foreign Currency, subject to the provisions of Section 4.05 of the Deposit Agreement, promptly convert such dividend or distribution into Dollars and shall as promptly as practicable distribute the amount thus received (net of the fees and out-of-pocket expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Subject to the provisions of Sections 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary shall receive any distribution other than a distribution described in Section 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary shall cause the securities or property received by it to be distributed to the Owners entitled thereto, after the deduction or upon payment of any fees and out-of-pocket expenses of the Depositary or any taxes or other governmental charges under the Deposit Agreement in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or Beneficial Owners of Receipts) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and out-of-pocket expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement) shall be distributed by the Depositary to the Owners entitled thereto, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall if the Company shall so request, distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities evidenced by Receipts held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees and out-of-pocket expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement. The Depositary may withhold any such distribution of Receipts if it has not received satisfactory assurances from the Company in its reasonable judgment that such distribution does not require registration under the Securities Act of 1933 or is exempt from registration under the provisions of such Act. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement. If such adjustments on the records of the Depositary are not so made or additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

(13)  RIGHTS. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, after consultation with the Company, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if an Owner of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Owner under the Deposit Agreement, the Depositary will make such rights available to such Owner upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Owner has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such an Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and out-of-pocket expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver Receipts to such Owner. In the case of a distribution pursuant to the second paragraph of Section 4.04 of the Deposit Agreement, such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation and transfer under such laws.

If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and out-of-pocket expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from, or not subject to, registration under the Securities Act of 1933 with respect to a distribution to all Owners or are registered under the provisions of such Act; provided, that nothing in the Deposit Agreement or otherwise shall create any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an Owner of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from or not subject to such registration requirements.

The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

(14)  CONVERSION OF FOREIGN CURRENCY. Whenever the Depositary shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall promptly convert or cause to be converted, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and such Dollars shall promptly be distributed to the Owners entitled thereto in proportion to the number of ADSs representing such Deposited Securities evidenced by ADRs held by them, respectively, or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments, as applicable, upon surrender thereof for cancellation in whole or in part depending upon the terms of such warrants or other instruments. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine in its judgment that any Foreign Currency received by the Depositary is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to, or in its discretion may hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

(15)  FIXING OF RECORD DATE. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date which shall be the same date as the record date, if any, applicable to the Deposited Securities, or as close thereto as practicable (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares. Subject to the provisions of Sections 4.01 through 4.05 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares evidenced by Receipts held by them respectively and to give voting instructions, to exercise the rights of Owners under the Deposit Agreement with respect to such changed number of Shares and to act in respect of any other such matter.

(16)  VOTING OF DEPOSITED SECURITIES. Upon receipt of notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities, if requested in writing by the Company the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, which shall contain (a) such information as is contained in such notice of meeting, and (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of English law and of the Memorandum and Articles of Association of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including an express indication that such instructions may be given or deemed given in accordance with the last sentence of this paragraph if no instruction is received, to the Depositary to give a discretionary proxy to a person designated by the Company. Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose, (the "Instruction Date") the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions. If no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the American Depositary Shares evidenced by such Owner's Receipts on or before the Instruction Date, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Company with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Company to vote such Deposited Securities, provided, that no such instruction shall be given with respect to any matter as to which the Company informs the Depositary that (x) the Company does not wish such proxy given, (y) substantial opposition exists or (z) such matter materially and adversely affects the rights of holders of Shares or other Deposited Securities.

Although the Depositary shall endeavor, insofar as practicable, to deliver the notice described in the preceding paragraph reasonably in advance of the Instruction Date, there can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph.

(17)  CHANGES AFFECTING DEPOSITED SECURITIES. In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion of or in respect of Deposited Securities, shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a dividend in Shares or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

(18)  LIABILITY OF THE COMPANY AND DEPOSITARY. Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law, regulation, order, decree, moratorium or fiat of the United States, any other country, or of any governmental or regulatory authority, stock exchange or automated quotation system, or by reason of any provision, present or future, of the Articles, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company or any of their directors, employees, agents or affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or the Deposited Securities it is provided shall be done or performed; nor shall the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates incur any liability to any Owner or Beneficial Owner of any Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.01, 4.02, or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

The Company assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to any Owner or Beneficial Owner, except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to any Owner or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith. Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner, or any other person believed by it in good faith to be competent to give such advice or information including, but not limited to, any such action or nonaction based upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is without negligence and in good faith. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.

The indemnities contained in the preceding paragraph shall not extend to any liability or expense which arises solely and exclusively out of a Pre-Release (as defined in Section 2.09 of the Deposit Agreement) of a Receipt or Receipts in accordance with Section 2.09 of the Deposit Agreement and which would not otherwise have arisen had such Receipt or Receipts not been the subject of a Pre-Release pursuant to Section 2.09 of the Deposit Agreement; provided, however, that the indemnities provided in the preceding paragraph shall apply to any such liability or expense (i) to the extent that such liability or expense would have arisen had a Receipt or Receipts not be the subject of a Pre-Release, or (ii) which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the Company), as applicable, furnished in writing and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense (including but not limited to, the fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.

Any person seeking indemnification under the Deposit Agreement (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of a commencement of an indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement; provided, however, that the failure of the indemnified person to so notify the indemnifying person shall not impair the indemnified person's right to receive indemnification from the indemnifying person unless such failure adversely affects the defense of such action or claim, in which case indemnification shall be adjusted accordingly, and, provided that a conflict of interest does not exist between the indemnified person and the indemnifying person, and the indemnified person shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which defense shall be reasonable under the circumstances. No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person.

The obligations set forth in Section 5.08 of the Deposit Agreement shall survive the termination of the Deposit Agreement and the succession or substitution of any indemnified person.

(19)  RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN. The Depositary may at any time resign as Depositary under the Deposit Agreement by 60 days' written notice of its election to do so (or a lesser amount of notice if satisfactory to the Company) delivered to the Company, effective upon the appointment of a successor depositary to the Company and its acceptance of such appointment as provided in the Deposit Agreement, which appointment shall be on terms satisfactory to the Company in its sole discretion. The Depositary may at any time be removed by the Company by 60 days' written notice of such removal effective upon the appointment of a successor depositary satisfactory to the Company and its acceptance of such appointment as provided in the Deposit Agreement, which appointment shall be on terms satisfactory to the Company in its sole discretion. In case at any time the Depositary shall resign or be removed, the Company will use its best efforts to appoint a successor depositary, which will be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary will execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment under the Deposit Agreement, and thereupon such successor depositary, without any further act or deed, will become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company, will execute and deliver an instrument transferring to such successor all rights and powers of such predecessor under the Deposit Agreement, will duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and will deliver to such successor a current and accurate list of the Owners of all outstanding Receipts. Any such successor depositary will promptly mail notice of its appointment to the Owners. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint a substitute or additional custodian or custodians.

(20)  AMENDMENT. The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Beneficial Owners of Receipts in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other expenses), or which shall otherwise prejudice any substantial existing right of Owners will, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner and Beneficial Owner at the time any amendment so becomes effective will be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of this Receipt to surrender such Receipt and receive herefor the Deposited Securities represented hereby, except in order to comply with mandatory provisions of applicable law.

(21)  TERMINATION OF DEPOSIT AGREEMENT. The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding, if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement. On and after the date of termination, the Owner of this Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends and other distributions to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.08 and 5.09 of the Deposit Agreement. The obligations of the Depositary under Section 5.08 of the Deposit Agreement shall survive the termination of the Deposit Agreement.

(22)  DISCLOSURE OF BENEFICIAL OWNERSHIP. Notwithstanding any other provision of the Deposit Agreement to the contrary, each Owner and Beneficial Owner of a Receipt agrees to provide such information as the Company may request in a disclosure notice (a "Disclosure Notice") given pursuant to the United Kingdom Companies Act 1985 (as amended from time to time and including any statutory modification or re-enactment thereof, the "Companies Act") or the Company's Memorandum and Articles of Association, as amended from time to time. Each Owner and Beneficial Owner of a Receipt acknowledges that it understands that failure to comply with a Disclosure Notice may result in the imposition of sanctions against the holder of the Shares in respect of which the non-complying Owner or Beneficial Owner is or was, or appears to be or has been, interested as provided in the Companies Act and the Company's Memorandum and Articles of Association, as amended from time to time. Such sanctions may include, without limitation, the withdrawal of voting rights or, in certain circumstances, in relation to the non-complying Owner, the withholding of any payments, including dividends and payments of a capital nature, in respect of the Shares represented by such American Depositary Shares, voiding any transfers of the Shares represented by such American Depositary Shares, prohibiting the issuance of additional shares by way of rights or bonus entitlement in respect of the Shares represented by such American Depositary Shares and the nullification of any agreement to effect any of the acts subject to the restrictions by virtue of the sanctions.

In addition, each Owner and Beneficial Owner of a Receipt agrees to comply with the provisions of the Companies Act with regard to the notification to the Company of interests in Shares, which currently provide, inter alia that any holder of Receipts or other person who is or becomes directly or indirectly interested (within the meaning of the Companies Act) in 3% or more of the outstanding Shares, or is aware that another person for whom it holds such Receipts or owns such interest in American Depositary Shares is so interested, must within two United Kingdom Business Days after becoming so interested or so aware (and thereafter in certain circumstances upon any change of at least one percent (1%) of the outstanding Shares) notify the Company as required by the Companies Act. Each Owner and Beneficial Owner of a Receipt acknowledges that it understands that failure to comply with the Companies Act in this regard may similarly result in the imposition of the sanctions described in the first paragraph of Section 3.04 of the Deposit Agreement.

In the event that the Company determines that there has been a failure to comply with a Disclosure Notice with respect to any Deposited Securities, and that sanctions are to be imposed against such Deposited Securities pursuant to the Companies Act by a court of competent jurisdiction, or by the Company, pursuant to the Company's Memorandum and Articles of Association, the Company shall so notify the Depositary, giving full details thereof, and shall instruct the Depositary in writing as to the application of such sanctions to the Deposited Securities. Except as prohibited by applicable law, the Depositary agrees to use reasonable efforts to comply with any such instructions requesting that the Depositary take the reasonable and feasible actions specified therein to apply such sanctions.

If the Company requests information from the Depositary or the Custodian, as the registered holders of Shares, pursuant to the Company's Memorandum and Articles of Association or the Companies Act, the Depositary agrees to use, and to cause the Custodian to use, reasonable efforts to comply with any reasonable instructions received from the Company requesting the Depositary to take the reasonable actions specified therein to obtain such information.

(23)  COMPLIANCE WITH U.S. SECURITIES LAWS. Notwithstanding anything in the Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.